   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 29, 1995

                                                       REGISTRATION NO. 33-62713
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      ON
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                               NBD BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                       38-1984850
            (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)      IDENTIFICATION NUMBER)

                  611 WOODWARD AVENUE                     48226
                   DETROIT, MICHIGAN                    (ZIP CODE)
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                      FIRST CHICAGO 1983 STOCK OPTION PLAN
                       FIRST CHICAGO STOCK INCENTIVE PLAN
                 LAKE SHORE BANCORP., INC. STOCK INCENTIVE PLAN
             FIRST CHICAGO EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                      FIRST CHICAGO SAVINGS INCENTIVE PLAN

                           (FULL TITLES OF THE PLANS)

                              DANIEL T. LIS, ESQ.
                               NBD BANCORP, INC.
                              611 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (313) 225-1000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPY TO:

                           SHERMAN I. GOLDBERG, ESQ.
                           FIRST CHICAGO CORPORATION
                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670


--------------------------------------------------------------------------------
                            Amending the Prospectus

                               EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 33-62713 which was previously filed on Form S-4 (the "Original Registration Statement") in connection with the merger (the "Merger") of First Chicago Corporation ("First Chicago") with and into NBD Bancorp, Inc. ("NBD"). The Original Registration Statement as amended by this Post-Effective Amendment No. 1 is referred to herein as the "Registration Statement". In connection with the filing of the Original Registration Statement, 180,754,063 shares of NBD Common Stock, $1.00 par value per share (the "NBD Common Stock"), were registered with the Securities and Exchange Commission (the "Commission") and the applicable filing fee was paid. The number of shares so registered pursuant to the Original Registration Statement were those shares which are expected to be distributed to the holders of First Chicago common stock, $5.00 par value per share (the "First Chicago Common Stock"), in connection with the Merger and those shares which are necessary to be distributed, or reserved for issuance, to First Chicago employees in connection with certain employee benefit plans of First Chicago in effect at the time of the Merger as listed on the cover of this Post-Effective Amendment No.1 (the "First Chicago Plans"). Pursuant to the terms of the Merger, all outstanding First Chicago employee stock options exercisable for First Chicago Common Stock under the First Chicago Plans are to be converted into stock options exerciseable for NBD Common Stock after the effective time of the Merger based on a formula which will be described in the offering material sent to holders of First Chicago stock options. In addition, modifications will be made in the other First Chicago Plans to provide for the issuance of NBD Common Stock in lieu of First Chicago Common Stock, as provided in the relevant plan, after the effective time of the Merger; updated offering materials also will be sent to participants in these plans.



          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The following documents heretofore filed by NBD (File No. 1-7127) with the Commission are incorporated by reference in the Registration Statement:

       (a) NBD's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

       (b) NBD's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

       (c) NBD's Current Reports on Form 8-K dated July 19, 1995, July 21, 1995, August 15, 1995, September 21, 1995, November 10, 1995 and November 14, 1995;

       (d) The description of NBD Common Stock set forth in NBD's registration statement filed pursuant Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and any amendment or report filed with the Commission for the purpose of updating such description; and

       (e) The Joint Proxy Statement-- Prospectus, dated September 18, 1995 of NBD and First Chicago.

   The following documents heretofore filed by First Chicago (File No. 1-6052) with the Commission are incorporated by reference in the Registration Statement:

       (a) First Chicago's Annual Report on Form 10-K for the year ended December 31, 1994;

       (b) First Chicago's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and

       (c) First Chicago's Current Reports on Form 8-K dated January 17, 1995, April 17, 1995, July 14, 1995, July 17, 1995, July 19, 1995, July 21, 1995,
August 15, 1995, October 16, 1995, October 20, 1995, November 7, 1995, November 10, 1995 and November 14, 1995.

  All documents filed by NBD, First Chicago or First Chicago NBD Corporation or any First Chicago Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.



Item 4.  Description of Securities

   This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

   The validity of the shares of Common Stock of NBD offered hereby has been passed upon for NBD by Daniel T. Lis, Chief Legal Officer of NBD. Mr. Lis is a Senior Vice President and Secretary of NBD and is also a stockholder of NBD and a holder of options to purchase shares of NBD.

   The consolidated financial statements of NBD incorporated in this Registration Statement by reference from NBD's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of First Chicago incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994 incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


Item 6.  Indemnification of Directors and Officers

   Article Eighth of NBD's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by NBD for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of NBD, or of any corporation or organization which the person served in any capacity at the request of NBD, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of NBD and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that no indemnification shall be made in respect of any matter as to which such person have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to NBD unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity.

   The First Chicago Savings Incentive Plan (the "Savings Incentive Plan") provides that, to the extent permitted by law, any person who is a present or former director, officer or employee of any employer covered by the Savings Incentive Plan to whom the Savings Incentive Plan Committee, which administers the Savings Incentive Plan, or an employer has delegated any portion of its responsibilities under the Savings Incentive Plan and each present or former Savings Incentive Plan Committee member shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Savings Incentive Plan) from and against any and all claims of liability to which such person may be subjected by reason of any act done or omitted to be done in good faith with respect to the administration of the Savings Incentive Plan or the investment of the trust fund, including all expenses reasonably incurred in the individual's defense, in the event that the employers fail to provide such defense.

   The First Chicago 1983 Stock Option Plan (the "1983 Plan") provides that any person who is or was a director, officer or employee of an employer whose employees were eligible to participate in the 1983 Plan and each non-officer director shall be entitled to indemnification by such employers from and against any and all liability or claim to liability to which such person may be subjected by reason of any act done in good faith or omitted to be done in good faith with respect to the administration of the 1983 Plan, including all expenses reasonably incurred in the individual's defense, in the event that such employers fail to provide such defense.

   The First Chicago Employee Stock Purchase and Saving Plan (the "Stock Purchase Plan") provides that any person who is a director, officer or employee of First Chicago (or its successor) or a corporation whose employees are eligible to participate in the Stock Purchase Plan and each member of the committee administering the Stock Purchase Plan shall be entitled to indemnification by First Chicago (or its successor) from and against any and all liability or claims to liability to which such person may be subjected by reason of any act done in good faith or omitted to be done in good faith with respect to the administration of the administering the Stock Purchase Plan.

   The directors and officers of NBD are covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling NBD pursuant to the foregoing provisions, NBD has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.

   This item is inapplicable.

Item 8.  Exhibits.

         The First Chicago Savings Incentive Plan (including any amendments thereto) has been submitted to the Internal Revenue Service (the "IRS") in a timely manner and the Registrant undertakes to make all changes required by the IRS to qualify such plan under Section 401 of the Internal Revenue Code.

   This Registration Statement includes the following Exhibits:

   Exhibit
   Number                      Description of Exhibits
   ------                      -----------------------

   2 Agreement and Plan of Merger, dated as of July 11, 1995, between NBD Bancorp, Inc. and First Chicago Corporation, as amended*


   5 Opinion of Daniel T. Lis as to legality of securities being issued

   23(a)       Consent of Deloitte & Touche LLP

   23(b)       Consent of Arthur Andersen LLP

   23(e)       Consent of Daniel T. Lis (included in Exhibit 5 hereof)

   24          Powers of Attorney *

   99(g)(i) First Chicago Savings Incentive Plan (incorporated by reference to Exhibit 10(G) to First Chicago's Annual Report on Form 10-K for the year ended December 31, 1994)


   99(g)(ii)   First Chicago Employee Stock Purchase and Savings Plan
               (incorporated by reference to Exhibit 28 to First Chicago's Form
               S-8 Registration Statement (File No.33-50574))

   99(g)(iii)  First Chicago 1983 Stock Option Plan (incorporated by reference to Exhibit 28 to First Chigago's Post-Effective Amendment No.1 to Form S-8 Registration Statement (File No. 33-15779))

    99(g)(iv)  First Chicago Stock Incentive Plan (incorporated by reference to
               Exhibit 4(B) to First Chicago's Form S-3 Registration Statement (File No. 33-37717))


    99(g)(v) Lake Shore Bancorp., Inc. Stock Incentive Plan (incorporated by reference to Exhibit 99 to First Chicago's Post Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-52259))

-----------------

   *Previously filed.

Item 9.     Undertakings.

   The undersigned Registrant hereby undertakes:

         (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by mean of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employer benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter-has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, NBD certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 29th day of November, 1995.

                                    NBD BANCORP, INC.


                                    By:  /s/ Verne G. Istock
                                         -------------------
                                         Verne G. Istock
                                         Chairman and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 29, 1995.

       Signature                   Title
       ---------                   -----


/s/ Verne G. Istock         Chairman, Chief Executive Officer and Director
-------------------------
  Verne G. Istock

/s/ Philip S. Jones         Executive Vice President, Treasurer and Chief
-------------------------   Financial Officer
  Philip S. Jones           (Principal Financial Officer)

/s/ Gerald K. Hanson        Senior Vice President and Comptroller (Principal
-------------------------   Accounting Officer)
  Gerald K. Hanson

/s/ Terence E. Adderley
-------------------------
  Terence E. Adderley       Director

/s/ James K. Baker
-------------------------
  James K. Baker            Director

/s/ Don H. Barden
-------------------------
  Don H. Barden             Director

/s/ Siegfried Buschmann
-------------------------
  Siegfried Buschmann       Director

/s/ Bernard B. Butcher      Director
-------------------------
  Bernard B.Butcher

/s/ John W. Day
-------------------------
  John W. Day               Director

/s/ Maureen A. Fay, O.P.
-------------------------
  Maureen A. Fay, O.P.      Director

/s/ Charles T. Fisher III
-------------------------
  Charles T. Fisher III     Director

/s/ Alfred R. Glancy III
-------------------------
  Alfred R. Glancy III      Director

--------------------------
  Dennis J. Gormley            Director

/s/ Joseph L. Hudson, Jr.
-----------------------------
  Joseph L. Hudson, Jr.        Director

/s/ Thomas H. Jeffs II
-----------------------------
  Thomas H. Jeffs II           Director

/s/ John E. Lobbia
-----------------------------
  John E. Lobbia               Director

/s/ Richard A. Manoogian
-----------------------------
  Richard A. Manoogian         Director

/s/ William T. McCormick, Jr.
-----------------------------
  William T. McCormick, Jr.    Director

/s/ Thomas E. Reilly, Jr.
-----------------------------
  Thomas E. Reilly, Jr.        Director

/s/ Irving Rose
-----------------------------
  Irving Rose                  Director

/s/ Robert C. Stempel
-----------------------------
  Robert C. Stempel            Director


-----------------------------
  Peter W. Stroh               Director


-----------------------------
  Ormand J. Wade               Director


_______________

The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.



                              Verne G. Istock
                              Attorney-in-Fact